Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-22990 and 33-38210, 33-51588 and 33-61624 on Form S-3 and in
Registration Statement Nos. 2-83273, 2-98984, 33-27288 and 33-38209 on
Form S-8 of Jackpot Enterprises, Inc., of our report dated August 4, 1995, appearing in this Annual Report on Form 10-K of Jackpot Enterprises, Inc. for the year ended June 30, 1995.


Las Vegas, Nevada
September 25, 1995